                                                                    EXHIBIT 10.8


[EVANS & SUTHERLAND LETTERHEAD APPEARS HERE]






                                June 23, 1994


Mr. Steven C. Eror
Vice President,
Assistant Chief Financial Officer
Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah   84108



        Re:     Terms of Employment


Dear Steve:

        This letter is to confirm our basic agreement with regard to your employment at Evans & Sutherland Computer Corporation. You are employed as a corporate Vice President and Assistant Chief Financial Officer of Evans & Sutherland Computer Corporation. As a corporate officer, you will have those duties that may be assigned to you from time to time by the Company's Board of Directors and by other senior corporate officers, including the President and Chief Financial Officer.

        As a corporate officer, you serve at the pleasure of the Board of Directors, and may be terminated at will. However, in consideration of your accepting the duties and responsibilities connected with your employment, the Company has agreed that if you are terminated within the first year of your employment, unless you are terminated for cause, it will pay you the unpaid portion of your total first year compensation of $107,000 according to the Company's standard payroll procedures. If at any time you voluntarily terminate your employment, the severance policies set forth in the Company's Employee Handbook and Policies shall apply.

        All of the other conditions, procedures and terms of your employment are found in the Company's Employee Handbook and Policies, copies of which you have received or have access to.

Mr. Steven C. Eror
Vice President,
Assistant Chief Financial Officer
Evans & Sutherland Computer Corporation
June 23, 1994
Page 2





        Assuming that you agree to the terms of your employment as outlined in this letter, please sign two copies of this letter, retaining one copy for your files and delivering a copy to me.

        We look forward to a wonderful working relationship and to the contribution you will make to Evans & Sutherland Computer Corporation.

                                Sincerely,

                                EVANS & SUTHERLAND COMPUTER CORPORATION


                                /s/ GARY E. MEREDITH
                                --------------------
                                  Gary E. Meredith
                                  Chief Financial Officer




                ACCEPTED AND AGREED TO this 28th day of June, 1994.




                                /s/ STEVEN C. EROR
                                ------------------
                                  Steven C. Eror